UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2019

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7474

Thunder Bridge Acquisition Ltd.

9912 Georgetown Pike

Suite D203

Great Falls, Virginia 22066
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC
Warrants to purchase one Class A common stock	RPAYW	The NASDAQ Stock Market LLC

Introductory Note

On July 11, 2019, Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Repay”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Repay and certain other parties thereto (the Domestication, the Merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”), following the approval at the extraordinary general meeting of the shareholders of Thunder Bridge held on July 10, 2019 (the “Shareholders Meeting”). In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation (the “Company”). Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2019 by Thunder Bridge.

Item 1.01.	Entry into Material Definitive Agreement.

Exchange Agreement

On July 11, 2019, in connection with the Closing, the Company entered into an exchange agreement (the “Exchange Agreement”) with Repay and the other holders of Class A units of Repay (the “Post-Merger Repay Units”) which provides such other holders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock (as described below).

Exchange Mechanics

Holders of Post-Merger Repay Units (collectively, the “Repay Unitholders”) other than the Company will, from and after the six-month anniversary of the Closing, at any time and from time to time, be able to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a written notice to both Repay and the Company and surrendering such Post-Merger Repay Units to the Company; however no Repay Unitholder may exchange fewer than 10,000 Post-Merger Repay Units in any single exchange unless exchanging all of the Post-Merger Repay Units held by such holder at such time. The Company may, in its sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger Repay Units surrendered for exchange, pay an amount in cash per Post-Merger Repay Unit equal to the volume weighted average price of the Class A common stock on the date it receives the written notice of the election to exchange from the exchanging Repay Unitholder.

Exchange Ratio

The initial exchange ratio will be one Post-Merger Repay Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Units. If the Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Repay Unitholder will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when the Company acquires Post-Merger Repay Units other than through an exchange for its shares of Class A common stock.

Restrictions on Exchange

The Company may refuse to effect an exchange if the Company determines that such exchange would violate applicable law (including securities laws), or not be permitted under other agreements between the exchanging Repay Unitholder and the Company or its subsidiaries. The Company may also limit the rights of Repay Unitholders to exchange their Post-Merger Repay Units under the Exchange Agreement if the Company determines in good faith that such restrictions are necessary to prevent Repay from being treated as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

Repay and each Repay Unitholder will bear its own expense regarding any exchange, except that Repay will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that the Company issue the shares of Class A common stock in the name of another holder).

This summary is qualified in its entirety by reference to the text of the Exchange Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On July 11, 2019, in connection with the Closing, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the other Repay Unitholders.

As described above, Repay Unitholders (other than the Company) may, subject to certain conditions, from and after the six-month anniversary of the date of the completion of the Business Combination, exchange their Post-Merger Repay Units for shares of Class A common stock of the Company on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases adjustments as set forth therein. Repay intends to have in effect an election under Section 754 of the Code for each taxable year in which an exchange of Post-Merger Repay Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Repay at the time of an exchange of Post-Merger Repay Units. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Repay. These increases in tax basis may reduce the amount of tax that the Company would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by the Company to exchanging Repay Unitholders of 100% of the tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Repay and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of the Company and not of Repay. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that the Company would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Repay as a result of the exchanges and had the Company not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger Repay Units or distributions with respect to Post-Merger Repay Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

●	the timing of exchanges – for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Repay at the time of each exchange;

●	the price of shares of the Company’s Class A common stock at the time of each exchange – the increase in any tax deductions, as well as the tax basis increase in other assets of Repay, is directly proportional to the price of shares of the Company’s Class A common stock at the time of each exchange;

●	the extent to which such exchanges are taxable – if an exchange is not taxable for any reason, increase deductions will not be available; and

●	the amount and timing of our income – the Company will be required to pay 100% of tax benefits as and when realized, under the terms of the Tax Receivable Agreement. Except as discussed below with respect to a material breach of a material obligation under the Tax Receivable Agreement, a change of control, or other circumstances requiring an early termination of the Tax Receivable Agreement, if the Company does not have taxable income, it generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have actually been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future exchanges as follows:

●	we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;

●	to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance;

●	we will record the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement; and

●	all of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

The Company expects that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of Repay, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by Repay are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by Repay Unitholders. The rights of each party under the Tax Receivable Agreement other than the Company are assignable.

In addition, the Tax Receivable Agreement provides that, if we materially breach any of our obligations under the Tax Receivable Agreement of if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, the Company’s (or its successor’s) obligations with respect to exchanged or acquired Post-Merger Repay Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, the Company may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including that (i) any Post-Merger Repay Units that have not been exchanged are deemed exchanged for the market value of the shares of Class A common stock at the time of termination, (ii) the Company will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points. If the Company were to elect to terminate the Tax Receivable Agreement effective as of immediately after the Business Combination, the Company currently estimates that it would be required to pay approximately $128.6 million to satisfy its total Tax Receivable Agreement liability.

As a result of the change of control provisions and the early termination right, the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.

Decisions made by the Company in the course of running the business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that we will determine. The Company will not be reimbursed for any payments previously made under the Tax Receivable Agreement if a tax item is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the Company’s cash tax savings.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreements

In connection with the Closing, on July 11, 2019, the Company entered into stockholders agreements with each of (i) CC Payment Holdings, L.L.C. (“Corsair”), (ii) Thunder Bridge Acquisition, LLC (the “Sponsor”) and (iii) John Morris and Shaler Alias (together, the “Repay Founders”) and certain investment vehicles controlled by the Repay Founders, (collectively, the “Stockholders Agreements” and each, a “Stockholders Agreement”).

Corsair Stockholders Agreement

Director Appointments. Pursuant to the Stockholders Agreement by and between the Company and Corsair (the “Corsair Stockholders Agreement”), (i) for so long as Corsair and its affiliates beneficially own at least 12% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select two designees to be nominated for election to the board of directors of the Company (the “Company Board”) by the nominating and governance committee (the “Nominating and Governance Committee”) of the Company Board (consisting of one Class I director (whose initial term expires at the Company’s annual meeting of stockholders in 2020, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) and one Class II Director (whose initial term expires at the Company’s annual meeting of stockholders in 2021, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter)) and (ii) for so long as Corsair and its affiliates beneficially own at least 5% of the outstanding Class A common stock, Corsair will have the right to select one designee to be nominated by the Nominating and Governance Committee (with the director’s class depending on which of its prior Corsair designees is then serving, and if none, then Corsair will be entitled to determine whether its designee will be nominated as a Class I Director or a Class II Director (such designees, the “Corsair Designees”).

In the event that William Jacobs ceases to serve as a director of the Company, Corsair will have the right to select one designee to be nominated by the Nominating and Governance Committee as a Class III director (whose initial term expires at the Company’s annual meeting of stockholders in 2022, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) a new independent director (the “New Neutral Director” and, either Mr. Jacobs or the New Neutral Director, the “Neutral Director”); provided that, if at the time of such designation Corsair and its affiliates beneficially own less than 23% of the Class A common stock, the Nominating and Governance Committee will have the right to approve any such Neutral Director. Each Corsair Designee and New Neutral Director must be eligible to serve as a director, and the Neutral Director and all but one of the Corsair Designees must also be considered “independent”, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). The Corsair Designees and the New Neutral Director may only be removed with the consent of Corsair, and in the event of any vacancy with respect to the seat of a Corsair Designee or the New Neutral Director, the Company will use its best efforts to fill such vacancy with a person designated by Corsair. The Company has also generally agreed to use its best efforts to cause the Corsair Designees and the Neutral Director to be elected to the Company Board. Additionally, any change in the size of the Company Board requires the consent of Corsair. Each Corsair Designee and the Neutral Director will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards, and will be entitled to the same rights and privileges applicable to all other members of the Company Board, including indemnification and exculpation rights and director and officer insurance.

Corsair Information Access. The Company will also agree to provide Corsair with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. Corsair will be subject to certain confidentiality obligations, but the Corsair Designees and the Neutral Director may share confidential information with Corsair. If Corsair or its affiliate is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” under U.S. Department of Labor regulations (a “VCOC Investment” and, Corsair or such affiliate, a “VCOC Investor”), then so long as the VCOC Investor holds any shares of Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), it will (i) be entitled to receive certain visitation and inspection rights, periodic financial statements and other materials provided to the Company’s board of directors, (ii) have consultation rights with the Company’s officers and directors and other consultation rights reasonably necessary to qualify the VCOC Investor’s investment in the Company as a VCOC Investment, and (iii) if the VCOC Investor requests to receive such information and the rights, the right to receive advance notice of any significant corporate actions (with respect to events which require public disclosure, only following the Company’s public disclosure thereof) and to consult with the Company and its subsidiaries with respect to such corporation action. Any transferee of the VCOC Investor’s shares that are intended to hold a VCOC Investment will have the same rights as the VCOC Investor.

Corsair Transfers. Corsair can transfer its rights under the Corsair Stockholders Agreement to its affiliates. Corsair’s rights under the Corsair Stockholders Agreement (other than with respect to the VCOC Investor) will terminate when it and its affiliates collectively beneficially own less than 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement).

Sponsor Stockholders Agreement

Director Appointment. Under the Stockholders Agreement between the Company and the Sponsor (the “Sponsor Stockholders Agreement”), so long as the Sponsor (or any subsequent Sponsor Stockholder party thereto, as described below, the “Sponsor Stockholder”) and its permitted transferees collectively beneficially own at least 5% of the Class A common stock of the Company, Peter J. Kight (or in the event of his death or incapacity, Robert H. Hartheimer) (the “Sponsor Designator”) will be able to designate an individual (the “Sponsor Designee”) to be nominated by the Nominating and Governance Committee to serve as a Class I director on the Company Board; provided, that such Sponsor Designee must be eligible to serve as a director, qualify as “independent” and be qualified to serve on the audit committee of the Company Board, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded), and be willing to serve on the audit committee. The Company has also agreed to use its best efforts to cause the Sponsor Designee to be elected to the Company Board. So long as Mr. Garcia is willing to serve on the Company Board and meets the requirements to serve as the Sponsor Designee as described above, the Sponsor Designator will continue to designate Mr. Garcia as the Sponsor Designee. Additionally, any change in the size of the Company Board requires the consent of the Sponsor Designator. The Sponsor Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards, and will be entitled to the same rights and privileges applicable to all other members of the Company Board, including indemnification and exculpation rights and director and officer insurance.

Information Access. The Company will also agree to provide the Sponsor Stockholder with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. The Sponsor Stockholder will be subject to certain confidentiality obligations.

Transfers. Upon the distribution by the Sponsor to its members of the Company securities that it owns, the Sponsor Designator at that time will automatically become the Sponsor Stockholder for purposes of the Sponsor Stockholders Agreement. For purposes of the Sponsor Stockholders Agreement, the Sponsor Stockholder’s permitted transferees will include:

●	so long as the Sponsor Stockholder is the Sponsor, certain of the Sponsor’s affiliates;

●	upon the Sponsor Designator becoming the Sponsor Stockholder, certain of the Sponsor Designator’s affiliates; and

●	in either case, any of the Sponsor’s members as of the Closing and certain of such members’ respective affiliates that have entered into a voting agreement with the Sponsor Stockholder or are otherwise part of a “group” for purposes of the Exchange Act and have filed a form with the SEC indicating that they are part of a “group” with the Sponsor Stockholder for purposes of the Exchange Act.

Termination. The Sponsor Stockholders Agreement will terminate upon the earliest to occur of: (i) the Sponsor Stockholder and its permitted transferees collectively beneficially owning less than 5% of the outstanding Class A common stock of the Company; (ii) the written request of the Sponsor Stockholder to the Company to terminate the Sponsor Stockholders Agreement; (iii) five (5) years after the Closing; (iv) the later of (A) 100% of the Escrow Shares (as defined in the Proxy Statement/Prospectus) vesting and no longer being subject to forfeiture in accordance with the terms of the Sponsor Letter Agreement (as defined in the Proxy Statement/Prospectus) and (B) the expiration of the lock-up period that the Sponsor agreed to in the Insider Letter Agreement (as defined in the Proxy Statement/Prospectus); and (v) the death or incapacity of both Peter J. Kight and Robert H. Hartheimer. The Company will agree in the Sponsor Stockholders Agreement that the charter of the Company’s nominating and corporate governance committee will provide that in the event that the Sponsor Stockholders Agreement is terminated due to the death or incapacity of both Peter J. Kight and Robert H. Hartheimer, (i) Paul R. Garcia will continue to be nominated for the Company Board as a Class I director so long as he is willing to serve and otherwise meets the qualifications for the Sponsor Designee described above and (ii) if Mr. Garcia is no longer willing to serve or fails to meet the qualifications for the Sponsor Designee described above, the committee will nominate an independent director for such Class I director position who otherwise meets the qualifications for the Sponsor Designee described above and who is not an affiliate of Corsair or an officer, director, manager, employee, partner, member or stockholder of Corsair.

Founders’ Stockholders Agreement

Director Appointments. Under the Stockholders Agreement between the Company, the Repay Founders and the investment vehicles controlled by the Repay Founders (the “Founders’ Stockholders Agreement”), each Repay Founder will serve on the Company Board (with Shaler Alias being a Class I Director and John Morris being a Class III Director). The Founders’ Stockholders Agreement provides that (i) if Mr. Morris ceases to serve as Chief Executive Officer of the Company, he will immediately resign as a director and will no longer be entitled to be designated to the Company Board, and (ii) if Mr. Alias ceases to serve as President of the Company, he will immediately resign as a director and no longer be entitled to be designated to the Company Board. If Mr. Morris and/or Mr. Alias resign, upon their termination the Repay Founders together will be entitled to select one designee for nomination by the Nominating and Governance Committee to the Company Board as an independent director to replace the resigning director(s) (but no more than one independent director in total), which independent director will be subject to the approval of Corsair if Corsair and its affiliates collectively beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement) (the “Independent Founder Designee” and together with either Repay Founder if serving as a designee under the foregoing provisions, the “Founder Designees”).

Each Founder Designee must be eligible to serve as a director, and the Independent Founder Designee must be independent, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). The Repay Founders serving as Founder Designees may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, the Company will use its best efforts to fill such vacancy with the person designated by the Repay Founders (and approved by Corsair, if applicable). The Company has also agreed to use its best efforts to cause the Founder Designees to be elected to the Company Board. Additionally, any change in the size of the Company Board requires the consent of the Repay Founders. The Repay Founders will not be entitled to compensation (other than as officers of the Company and expense reimbursements), but the Independent Founder Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards. Each Founder Designee will be entitled to the same rights and privileges applicable to all other members of the Company Board, including indemnification and exculpation rights and director and officer insurance.

Founder Information Access. The Company will also agree to provide the Repay Founders with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. The Repay Founders will be subject to certain confidentiality obligations, but any Founder Designee may share confidential information with the Repay Founders.

Founder Transfers. Each Repay Founder can transfer his rights under the Founders’ Stockholders Agreement to his affiliates, and upon death, to his estate and heirs or to a trust that he controls for the benefit of his immediate family members. The Repay Founders’ rights under the Founders’ Stockholders Agreement will terminate when they and their affiliates collectively beneficially own less than 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement) held by the Repay Founders.

This summary is qualified in its entirety by reference to the text of the Stockholders Agreements, which are included as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On July 11, 2019, in connection with the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Corsair and the other Repay Unitholders. Under the Registration Rights Agreement, the Repay Unitholders other than the Company are entitled to registration rights that obligate the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) all or any portion of the shares of Class A common stock issuable upon exchange for Post-Merger Repay Units pursuant to the Exchange Agreement (the “Shares”) so long as such Shares are not then restricted under any applicable support agreement or escrow agreement.

Pursuant to the Registration Rights Agreement, following written demand by Corsair, the Company will cause to be registered under the Securities Act the number of Shares held by Corsair set forth in such written demand so long as such demand is for a number of Shares with an aggregate offering price of at least $3,000,000 or all of the remaining Shares owned by Corsair. In addition, subject to certain exceptions, Corsair will be entitled under the Registration Rights Agreement to require that the Company register the resale of any or all of the Shares of the Repay Unitholders on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration”, so long as such request is for a number of Shares with an aggregate value of at least $2,000,000 or all of the remaining Shares owned by Corsair. If requested in writing by Corsair, the Company will also amend any “shelf registration” to increase the number of Shares registered thereunder, so long as such request is for at least an additional number of Shares with an aggregate value of $1,000,000 or all of the remaining Shares owned by Corsair. Subject to certain customary exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company will give notice to the Repay Unitholders as to the proposed filing and offer the Repay Unitholders an opportunity to register the sale of such number of Shares as requested by the Repay Unitholders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements including Shares for certain events. If the registration is effected through an underwritten offering, the participating Repay Unitholders will agree to lockups that are agreed to by the demanding Repay Unitholder if it was a demand registration or otherwise by the Company.

Under the Registration Rights Agreement, the Company has agreed to indemnify the Repay Unitholders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Shares, unless such liability arises from their misstatement or omission, and Repay Unitholders have agreed to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

This summary is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Founders Registration Rights Agreement

On July 11, 2019, Thunder Bridge and the Sponsor entered into a First Amendment to the Registration Rights Agreement, dated June 18, 2018 (the “Founder Registration Rights Agreement”), by and among Thunder Bridge, the Sponsor, Cantor Fitzerald & Company (“Cantor”) and Monroe Capital, pursuant to which, among other things, the defined term Registrable Securities therein was amended to include the shares of Class A common stock and warrants to purchase shares of Class A common stock issued pursuant to the Domestication, and the priority of underwriter cut-backs for piggy back registration rights thereunder was amended so that the holders of Registrable Securities under the Founder Registration Rights Agreement rank pari passu with the holders of shares under the Registration Rights Agreement.

This summary is qualified in its entirety by reference to the text of the Amendment to Founders Registration Rights Agreement, which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement

In connection with the Business Combination, on July 11, 2019, TB Acquisition Merger Sub LLC, Repay and certain subsidiaries of Repay, as guarantors, entered into a Revolving Credit and Term Loan Agreement (the “Credit Agreement”) with certain financial institutions, as lenders, and SunTrust Bank, as the administrative agent. The Credit Agreement consists of the following credit facilities (the “Facilities”): (i) a five-year senior secured term loan facility in an aggregate principal amount of $170.0 million, (ii) a five-year senior secured delayed-draw term loan facility in an aggregate principal amount of $40.0 million (to be funded, if requested by Repay and subject to certain conditions, within nine months following the date of Closing) and (iii) a five-year senior secured revolving credit facility in an aggregate principal amount of $20.0 million, with a $5.0 million sublimit for issuance of stand-by and commercial letters of credit and a $5.0 million sublimit for swingline loans. The Credit Agreement permits Repay to increase the principal amount of the Facilities subject to certain restrictions and conditions, including compliance with a specified total net leverage ratio (as described below).

Each Facility is guaranteed by certain subsidiaries of Repay and is secured by a pledge of (x) the voting stock of Repay owned by the Company and (y) substantially all of the personal property of Repay and certain of its subsidiaries (in each case, subject to certain exclusions and qualifications).

The Facilities mature five years from July 11, 2019 (the “Maturity Date”), which date may be extended, subject to certain terms and conditions. The Facilities bear interest at rates based either on adjusted LIBOR, plus a margin of between 2.50% and 3.50%, or, at Repay’s option, a base rate based on the highest of the prime rate, the federal funds rate plus 0.50% and adjusted LIBOR for a one-month interest period plus 1.00%, in each case plus an applicable margin of between 1.50% and 2.50%, with the margin in each case depending upon a total net leverage ratio (described below).

The closing date term loan will amortize at $1,062,500 per quarter beginning with the quarter ending December 31, 2019 through the quarter ending June 30, 2021, $2,125,000 per quarter beginning with the quarter ending September 30, 2021 through the quarter ending June 30, 2022, and $3,187,500 per quarter beginning with the quarter ending September 30, 2022 through the quarter ending March 31, 2024. To the extent funded, the delayed-draw term loans will amortize in quarterly installments, commencing on the last day of the first full calendar quarter ending after the date of funding of the applicable delayed draw term loan, with each such installment being equal to (i) in the case of any such installment due on or before June 30, 2021, 0.625% of the initial principal amount of such delayed draw term loan, (ii) in the case of any such installment due after June 30, 2021 but on or before June 30, 2022, 1.25% of the initial principal amount of such delayed draw term loan and (iii) in the case of any such installment due after June 30, 2022 but on or before March 31, 2024, 1.875% of the initial principal amount of such delayed draw term loan. To the extent not previously paid, the entire unpaid principal balance of the Facilities shall be due and payable in full on the Maturity Date.

Repay may prepay the Facilities without premium. The Credit Agreement also requires mandatory prepayments of the Facilities, without premium, including in the following amounts:

●	100% of the net cash proceeds of (i) sales of certain assets, (ii) issuances of debt, and (iii) casualty or condemnation events (subject to specified thresholds and exceptions, including permitted reinvestment periods); and

●	50% of “Excess Cash Flow,” as defined in the Credit Agreement which is included as an exhibit to this this Current Report on Form 8-K, with a reduction to 25% if the total net leverage ratio for the fiscal year is less than or equal to 3.25 to 1.00 but greater than 2.75:1.00, and a reduction to 0% if the total net leverage ratio for the fiscal year is less than or equal to 2.75 to 1.00.

The Credit Agreement contains certain covenants, including affirmative and operational covenants and restrictive covenants regarding, among other matters, incurrence of debt, incurrence of liens, investments, mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The Credit Agreement also contains a covenant requiring Repay to maintain a maximum consolidated total net leverage ratio of 5.50 to 1.00, reducing periodically until the ratio becomes 3.50 to 1.00 for each fiscal quarter ending on or after September 30, 2022. In general, the “total net leverage ratio” means, as of any date, the ratio of consolidated total indebtedness (net of unrestricted cash and permitted investments not to exceed $20.0 million) of Repay and certain of its subsidiaries to consolidated EBITDA of Repay and certain of its subsidiaries for the four consecutive fiscal quarters then ended.

This summary is qualified in its entirety by reference to the text of the Credit Agreement, which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Pursuant to the terms of the Merger Agreement, the total consideration for the Business Combination and related transactions (the “Merger Consideration”) was approximately $580.7 million. Adjusted for Repay debt, excess transaction expenses, working capital adjustments, employee transaction bonuses and cash (in each case, estimated as of the Closing), net proceeds to the pre-Merger equity holders of Repay (collectively, the “Repay Equity Holders”) were approximately $481.3 million, consisting of approximately $260.8 million in cash and 22.0 million Post-Merger Repay Units. In connection with the Shareholders Meeting, holders of 7,019,741 Thunder Bridge Class A ordinary shares sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares for cash prior to the redemption deadline of July 8, 2019, at a price of approximately $10.33 per share, for an aggregate payment from Thunder Bridge’s trust account of approximately $72.5 million. Upon the Closing, the Company’s units ceased trading, and the Company’s common stock and warrants began trading on The Nasdaq Stock Market under the symbols “RPAY” and “RPAYW,” respectively.

The per share redemption price of approximately $10.33 for holders of Public Shares electing redemption was paid out of Thunder Bridge’s trust account, which after taking into account the aggregate payment in respect of the redemption, had a balance immediately prior to the Closing of approximately $194.0 million. Such balance in the trust account, together with approximately $70.6 million in net proceeds from the debt financing pursuant to the Credit Agreement and $135.0 million in proceeds from the PIPE Financing (as defined below), were used to pay transaction expenses, the payment of $50.0 million to Repay for general corporate purposes (including to fund future acquisitions and pay down debt) the payment to the warrant holders in connection with the Warrant Amendment as described below, certain transaction bonuses and other payments to Repay employees, and the cash component of the Merger Consideration of approximately $260.8 million.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Thunder Bridge was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Thunder Bridge, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Company’s industry and market sizes, future opportunities for the Company and the Company’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC, including the Proxy Statement/Prospectus and those identified elsewhere in this Current Report on Form 8-K, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the Business Combination; changes in the payment processing market in which the Company competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that the Company targets; risks relating to the Company’s relationships within the payment ecosystem; risk that the Company may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to the Company; and the risk that the Company may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about the Company or the date of such information in the case of information from persons other than the Company, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this Current Report on Form 8-K. Forecasts and estimates regarding the Company’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About Repay” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference. In addition, the following risk factors have been updated since the filing of the Proxy Statement/Prospectus.

The Company’s level of indebtedness could adversely affect its ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

In connection with the Business Combination, Repay entered into the $230.0 million Credit Agreement with SunTrust Bank and certain other lenders. As of the Closing, approximately $170 million of aggregate principal amount is outstanding under the Credit Agreement, and such level of indebtedness could have important consequences to stockholders of the Company. For example, such level of indebtedness could:

●	make it more difficult to satisfy our obligations with respect to any indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of our business;

●	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of our business;

●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

●	place us at a potential competitive disadvantage compared to our competitors that have less debt.

We may also incur future debt obligations that might subject it to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Credit Agreement, and we may be unable to comply with all covenants in the future.

The Credit Agreement imposes restrictions that could impede our ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

●	incur or guarantee additional debt;

●	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

●	make certain payments, dividends, distributions or investments; and

●	merge or consolidate with other companies or transfer all or substantially all of our assets, other than with respect to the Business Combination.

In addition, the Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent us from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our ability to comply with these restrictive covenants in future periods will largely depend on our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of our debt. In the event of an acceleration of our indebtedness, we could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Consolidated Financial and Other Data of Repay” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Repay,” which are incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement/Prospectus in the section titled “Information About Repay– Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock upon the completion of the Business Combination by:

●	each person known to the Company to be the beneficial owner of more than 5% of the shares of any class of the Company’s common stock;

●	each named executive officer or director of the Company; and

●	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination is based on the following: (i) an aggregate of 36,395,259 ordinary shares of Thunder Bridge (including 4,115,000 Founder Shares and 13,500,000 Class A ordinary shares issued in connection with the PIPE Financing) issued and outstanding immediately prior to the completion of the Business Combination which shares converted into shares of Class A common stock of the Company upon completion of the Business Combination, which number reflects the valid redemption of 7,019,741 number of Class A ordinary shares by public shareholders of Thunder Bridge and the forfeiture of 2,335,000 Founder Shares at Closing (see the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal—Related Agreements—Sponsor Letter Agreement”), and (ii) approximately 100 shares of Class V common stock issued upon the completion of the Business Combination, with each Repay Equity Holder receiving one share of Class V common stock together with pro rata number of Post-Merger Repay Units and assuming no such Post-Merger Repay Units received as Merger Consideration are exchanged for Class A common stock until the six month anniversary of the Closing; provided that, the information below (A) does not give effect to any shares issuable upon vesting of the Earn-Out Units, (B) assumes that the Escrow Units are held by Repay Equity Holders and not cancelled and returned to the Company and that no additional Post-Merger Repay Units are issued in connection with the post-Closing purchase price adjustment pursuant to the Merger Agreement, (C) assumes that the 2,965,000 shares of Class A common stock held by the Sponsor in escrow are not forfeited, (D) assumes that no warrants are exercised, except that the PIPE Investors that are warrant holders exercise their respective Private Placement Warrants pursuant to the terms thereof, solely for purposes of calculating each such PIPE Investors’ respective voting power post-Business Combination, and (E) gives effect to restricted Class A common stock grants (subject to performance or time vesting, as the case may be) in the aggregate of 2,198,025 to executive officers after the Closing but otherwise assumes that there are no other issuance of equity securities in connection with the Closing, including any other equity awards that may be issued under the 2019 Equity Incentive Plan following the Business Combination.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305.

	Beneficial Ownership
Name and Address of Beneficial Owner	Class A Common Stock	% of Class	Class V Common Stock/ Post-Merger Repay Units (1)	% of Class	% of Total Voting Power (2)
Directors and Named Executive Officers:
Peter J. Kight	500,000	1.3%	—	—	*
Robert H. Hartheimer	—	—	—	—	—
John Morris (3)	732,675	1.9%	2,746,627	12.5%	5.7%
Shaler Alias (4)	293,070	*	2,499,560	11.3%	4.6%
Tim Murphy(5)	439,605	1.1%	313,974	1.4%	1.2%
William Jacobs (6)	—	—	153,841	*	*
Jeremy Schein (6)	—	—	—	—	—
Richard E. Thornburgh (6)	—	—	—	—	—
Maryann Goebel	—	—	—	—	—
Paul R. Garcia	—	—	—	—	—
All post-Business Combination Directors and Executive Officers as a Group (13 persons) (7)	2,698,025	7.0%	6,182,580	28.0%	14.6%

Greater than Five Percent Holders:
CC Payment Holdings, L.L.C. (8)	—	—	14,991,195	68.0%	24.7%
Thunder Bridge Acquisition LLC (9)	4,115,000	10.7%	—	—	6.8%
Neuberger Berman Investment Advisers LLC (10)	5,625,000	11.7%	—	—	9.1%
Baron Small Cap Fund (11)	4,375,000	9.1%	—	—	7.1%
Weiss Asset Management LP (12)	2,042,774	5.3%	—	—	3.4%
Monroe Capital Management Advisors, LLC (13)	2,500,000	6.5%	—	—	4.1%
BlackRock, Inc. (14)	2,000,000	5.2%	—	—	3.3%

*	Less than one percent.

(1)	Holders of Class A common stock are entitled to one vote for each share of Class A common stock held by them. Each Repay Unitholder owns Post-Merger Repay Units and one share of Class V common stock and is entitled to a number of votes that is equal to the product of (i) the total number of Post-Merger Repay Units held by such holder multiplied by (ii) the exchange ratio between the Post-Merger Repay Units and Class A common stock, which will initially be one-for-one. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are initially exchangeable for shares of Class A common stock on a one-for-one basis from and after the six month anniversary of the Closing.
(2)	Represents percentage of voting power of the holders of Class A common stock and Class V common stock of the Company voting together as a single class. See the disclosure in the Proxy Statement/Prospectus in the section titled “Description of Thunder Bridge’s and the Company’s Securities—Capital Stock of the Company after the Business Combination—Class V Common Stock.”

(3)	Represents shares held of record by John Morris, in the case of Class A common stock, and by the 2018 JAM Family Charitable Trust dated March 1, 2018 and JOSEH Holdings, LLC (collectively, the “Morris Entities”), in the case of Post-Merger Repay Units. Mr. Morris owns all of the voting ownership interests of JOSEH Holdings, LLC and serves as the sole member of its board of managers. Mr. Morris is the sole trustee of the 2018 JAM Family Charitable Trust dated March 1, 2018. Mr. Morris has voting and investment power over the shares held by the Morris Entities.

(4)	Represents shares held of record by Shaler Alias, in the case of Class A common stock, and by Alias Holdings, LLC, in the case of Post-Merger Repay Units. Mr. Alias owns all of the voting ownership interests of Alias Holdings, LLC. He also serves as the sole member of its board of managers and has voting and investment power over the shares held by Alias Holdings, LLC.
(5)	Represents shares held of record by Tim Murphy, in the case of Class A common stock, and by the Murphy Family Irrevocable Trust U/A/D December 31, 2018 (the “Murphy Trust”), in the case of Post-Merger Repay Units. Mr. Murphy is the investment advisor of the Murphy Trust, and has voting and investment power over the shares held by the Murphy Trust.

(6)	Excludes shares listed in footnote 8 below. Mr. Jacobs is an operating partner of Corsair Capital LLC and Mr. Schein is a managing director of Corsair Capital LLC. Mr. Thornburgh is a senior advisor of Corsair Capital LLC.
(7)	Each executive officer of the Company received restricted Class A common stock grants after the closing of the Business Combination and holds voting power over such shares. All such Class A common stock are subject to performance or time vesting, as the case may be.
(8)	Represents shares held of record by CC Payment Holdings, L.L.C. (the “Payment Holdings LLC”). Corsair Capital LLC is the general partner of (a) Corsair IV Management AIV, L.P. (“Corsair IV AIV”), which is the general partner of Corsair IV Payment Holdings Partners, L.P. (which holds all of the limited liability company interests of the Payment Holdings LLC), and (b) Corsair IV Management L.P. (“Corsair IV”), which is (i) the managing member of the Payment Holdings LLC, and (ii) the general partner of Corsair IV Payment Holdings Investors, L.P. (the majority limited partner of Corsair IV Payment Holdings Partners, L.P.) (collectively, the “Corsair Entities”). As such, Corsair Capital LLC, Corsair IV and Corsair IV AIV may be deemed to have beneficial ownership of the securities held by the Corsair Entities. Corsair Capital LLC acts as the investment advisor to each of the Corsair Entities and has voting and investment power over the shares held of record by Payment Holdings LLC. The principal business address for each of the entities and the persons identified in this paragraph is c/o Corsair Capital, 717 Fifth Avenue, 24th Floor, New York, NY 10022.

(9)	Each of Thunder Bridge’s pre-Business Combination officers and directors is a member of the Sponsor. Following the dissolution of the Sponsor, Mr. Simanson will have the authority to act on behalf of the Sponsor’s members in respect of all of the Escrow Shares (subject to an escrow agreement, in releasing from escrow or otherwise disposing of the Escrow Shares), and the Sponsor Designator will have the rights of the Sponsor as the Sponsor Stockholder under the Sponsor Stockholders Agreement. While the Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares.

(10)	Neuberger Berman Group LLC and certain of its affiliates may be deemed to be the beneficial owners of the securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, because it or certain affiliated persons, including Neuberger Berman Investment Advisers LLC, the adviser or sub-adviser to the funds holding the securities, and NB Equity Management GP LLC, the General Partner of NB All Cap Alpha Fund L.P., a “feeder” fund operating in a “master-feeder” structure and the owner of all or substantially all the outstanding shares of NB All Cap Alpha Master Fund Ltd, have shared power to retain, dispose of or vote the securities owned by the funds pursuant to the terms of investment management, advisory and/or sub-advisory agreements with the funds. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities held by the funds. The address of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, NB Equity Management GP LLC is 1290 Avenue of the Americas, New York, NY 10104.
(11)	Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Small Cap Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund.
(12)	According to a Schedule 13G filed with the SEC on July 25, 2018, as amended on February 14, 2019, Weiss Asset Management LP (“Weiss Management”), WAM GP LLC (“WAM GP”) and Andrew Weiss share voting and dispositive power with respect to 2,042,774 shares. BIP GP LLC (“BIP”) also shares voting and dispositive power with respect to 1,121,409 shares. The shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss Management is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss Management. Mr. Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP). Each of Weiss Management, BIP GP, WAM GP and Mr. Weiss disclaims beneficial ownership of the shares owned by each except to the extent of their respective pecuniary interest therein. Each of the reporting persons in the Schedule 13G lists its address as 222 Berkeley Street, 16th Floor, Boston, Massachusetts 02116. The Schedule 13G, as amended, may not reflect current holdings of Class A common stock.

(13)	Monroe Capital Management Advisors, LLC (“MCMA”) is investment advisor of (i) Monroe Capital Private Credit Fund II LP (“Credit Fund II”); (ii) Monroe Capital Private Credit Fund II (Unleveraged) LP (“Unleveraged Credit Fund II”); (iii) Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP (“Unleveraged Offshore Credit Fund II”); (iv) Monroe Capital Private Credit Fund III LP (“Credit Fund III”); (v) Monroe Capital Private Credit Fund III (Unleveraged) LP (“Unleveraged Credit Fund III”); (vi) Monroe Capital Fund SV S.a.r.l. - Fund III (Unleveraged) Compartment (“Unleveraged Offshore Credit Fund III”); (vii) Monroe Capital Private Credit Fund III (Lux) Financing Holdco LP (“Lux Credit Fund III”); (viii) Monroe Private Credit Fund A LP (“Credit Fund A” and, collectively with Credit Fund II, Unleveraged Credit Fund II, Unleveraged Offshore Credit Fund II, Credit Fund III, Unleveraged Credit Fund III, Unleveraged Offshore Credit Fund III and Lux Credit Fund III, the “Monroe Funds”). As of the date of this Current Report on Form 8-K, (i) Credit Fund II held 387,038 shares of Class A common stock, (ii) Unleveraged Credit Fund II held 52,597 shares of Class A common stock, (iii) Unleveraged Offshore Credit Fund II held 60,365 shares Class A common stock, (iv) Credit Fund III held 668,925 shares of Class A common stock, (v) Unleveraged Credit Fund III held 158,925 shares of Class A common stock, (vi) Unleveraged Offshore Credit Fund III held 156,237 shares of Class A common stock, (vii) Lux Credit Fund III held 265,913 shares of Class A common stock and (viii) Credit Fund A held 750,000 shares of Class A common stock. As the investment of each of the Monroe Funds, MCMA may be deemed to beneficially own the shares of Class A common stock directly owned by the Funds. Mr. Theodore Koenig has voting and dispositive power over any such shares due to his ownership interests in MCMA. Mr. Koenig disclaims beneficial ownership over any shares of Class A common stock held by the Funds and MCMA. The principal business address of Monroe Capital Management Advisors, LLC is 311 South Wacker Drive, Suite 6400, Chicago, IL 60606.
(14)	The registered holders of the referenced shares are funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such investment adviser subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. The referenced shares may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination,” which is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Thunder Bridge before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Directors, Officers, Executive Compensation and Corporate Governance of Thunder Bridge Prior to the Business Combination,” which is incorporated herein by reference. The compensation of the named executive officers of Repay before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Repay,” which is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

At the Shareholders Meeting, Thunder Bridge’s shareholders approved the 2019 Equity Incentive Plan. A description of the material terms of the 2019 Equity Incentive Plan is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal 3—The 2019 Equity Incentive Plan Proposal,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the 2019 Equity Incentive Plan, a copy of which is attached as an Exhibit 10.10 to this Current Report on Form 8-K.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Thunder Bridge and Repay are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Company Following the Business Combination– Director Independence,” which is incorporated herein by reference.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement—Exchange Agreement,” “—Tax Receivable Agreement,” “—Stockholders Agreement,” “—Registration Rights Agreement,” “—Amendment to Founders Registration Rights Agreement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Employment Agreements” and “— Management Restricted Stock” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Company has adopted a formal written policy that will be effective upon the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s nominating and corporate governance committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, in which the Company and any related person are, were or will be participants in which the amount involves exceeds $120,000, and in which a related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions not required to be disclosed under Item 404(a) of Regulation S-K are not covered by this policy.

Under the policy, the Company will review information that the Company deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About Thunder Bridge—Legal Proceedings” and “Information About Repay—Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s common stock began trading on the Nasdaq under the symbol “RPAY” and its warrants began trading on the Nasdaq American under the symbol “RPAYW” on July 12, 2019, subject to ongoing review of the Company’s satisfaction of all listing criteria post-Business Combination. Thunder Bridge has not paid any cash dividends on its ordinary shares to date. The payment of cash dividends by the Company in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the board of directors of the Company.

Information regarding Thunder Bridge’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividends of Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance of the Company’s common stock to certain accredited investors, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of Thunder Bridge’s and the Company’s Securities” and “Shareholder Proposal 1: The Domestication Proposal—Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Domestication,” which are incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—Indemnification of Directors and Officers,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and the disclosure contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and results of Operations of Repay,” which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In December 2018, prior to the Business Combination, the board of directors of Repay terminated the engagement of Warren Averett, LLC (“Warren Averett”) as the Company’s independent registered accounting firm.

Warren Averett’s reports on Repay’s financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during those two fiscal years and through July 17, 2019, there have been no disagreements with Warren Averett on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Warren Averett’s satisfaction, would have caused Warren Averett to make reference to the subject matter of the disagreement in connection with its reports on Repay’s financial statements for such periods.

Except as set forth below, for the years ended December 31, 2017 and 2016 and through July 17, 2019, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. In connection with its audit of Repay’s financial statements for the years ended December 31, 2017 and 2016, Warren Averett reported the existence of material weaknesses in Repay’s internal control over financial reporting to Repay’s board of directors, which were remediated as of the year ended December 31, 2018.

In December 2018, Repay’s board of directors approved the retention of Grant Thornton LLP (“Grant Thornton”) as its new independent registered accounting firm as of December 2018. Repay has not consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Prior to the completion of the Business Combination, Grant Thornton was the independent registered accounting firm of Thunder Bridge, and upon the completion of the Business Combination Grant Thornton remained as the independent registered accounting firm of the Company.

The Company provided Warren Averett with a copy of the disclosure contained herein and requested that Warren Averett furnish the Company a letter addressed to the SEC stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. Warren Averett’s letter to the SEC is attached hereto as Exhibit 16.1.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement, which is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The PIPE Financing

In connection with the Business Combination, on May 9, 2019, Thunder Bridge entered into subscription agreements (the “PIPE Subscription Agreements”), whereby the investors named therein (the “PIPE Investors”) committed to purchase an aggregate of One Hundred Thirty-Five Million Dollars ($135,000,000) of Thunder Bridge Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”). The PIPE Financing was conditioned on the Closing being scheduled to occur concurrently with or immediately following the closing of the PIPE Financing and other customary closing conditions.

The PIPE Financing closed on July 11, 2019 and the issuance of an aggregate of 13,500,000 shares of Class A common stock occurred immediately prior to the consummation of the Business Combination. The sale and issuance was made to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act. No separate fees or commissions were paid to the placement agents other than payments made to such institutions for other services rendered in connection with the Thunder Bridge initial public offering and/or the Business Combination.

Upon the Closing of the Business Combination, all shares of Thunder Bridge Class A ordinary shares were converted into common stock of the Company.

This summary is qualified in its entirety by reference to the text of the form of Subscription Agreements, which are included as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Class V Common Stock

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued approximately 100 shares of Class V common stock in connection with the issuance of Post-Merger Repay Units as part of the Merger Consideration. The issuance was made to fewer than 35 non-accredited investors in reliance on Rule 506 of Regulation D under the Securities Act.

Reference is made to the disclosure set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Management Restricted Stock” of this Current Report on Form 8-K in respect of the 2,198,025 shares of restricted Class A common stock that were granted to the executive officers of the Company.

Item 3.03.	Material Modification to Rights of Security Holders

Certificate of Domestication, Certificate of Incorporation and Bylaws

In connection with the Closing of the Business Combination, on July 11, 2019, the Company domesticated into the State of Delaware from the Cayman Islands by filing a Certificate of Domestication (the “Certificate of Domestication”) and Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State and also adopted bylaws (the “Bylaws”) which together replace Thunder Bridge’s Memorandum and Articles of Association. The material terms of the Certificate of Domestication, the Certificate of Incorporation, the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus under the sections titled “Description of Thunder Bridge’s and the Company’s Securities — Capital Stock of the Company after the Business Combination — Class V Common Stock” and “Shareholder Proposal 1: The Domestication Proposal—Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Domestication,” which are incorporated herein by reference.

Copies of the Certificate of Domestication, Certificate of Incorporation, and Bylaws are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant Amendment

In connection with the Business Combination, warrant holders who held public warrants of Thunder Bridge approved an amendment (the “Warrant Amendment”) to the terms of Thunder Bridge’s Warrant Agreement. Upon the completion of the Business Combination, (i) each of Thunder Bridge’s outstanding warrants, which entitled the holder thereof to purchase one Class A ordinary share of Thunder Bridge at an exercise price of $11.50 per share, became exercisable for one-quarter of one share at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), (ii) each holder of a public warrant received, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.50 and (iii) each private placement warrant became redeemable and exercisable on the same basis as the public warrants. Upon consummation of the Business Combination, each outstanding warrant automatically converted into an equal number of warrants issued by the Company and became exercisable on the same terms as were in effect with respect to such warrants immediately prior to the Business Combination, as amended by the Warrant Amendment. Pursuant to the Warrant Amendment, a public warrant holder may not exercise its warrants for fractional shares of the Company’s Class A common stock and therefore only four warrants (or a number of warrants evenly divisible by four) may be exercised at any given time by the public warrant holder.

The material terms of the Warrant Amendment are discussed in the Proxy Statement/Prospectus under the section titled “Warrant Holder Proposal 1—The Warrant Amendment Proposal,” which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the Amendment of Warrant Agreement, which is included as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of July 17, 2019, there were approximately 38,593,284 shares of Class A common stock outstanding, and in addition, there were approximately 22,045,297 Post-Merger Repay Units outstanding. Assuming the exchange of all outstanding Post-Merger Repay Units into Class A common stock, there would have been approximately 60,638,581 shares of Class A common stock outstanding. These numbers (i) include (x) 2,965,000 shares of Class A common stock held by the Sponsor in escrow subject to forfeiture based on performance criteria, (y) 2,198,025 shares of restricted Class A common stock that were granted to executive officers of the Company upon consummation of the Business Combination, all of which are subject to time or performance based vesting conditions, as the case may be, and (z) the Escrow Units, assuming such Escrow Units do not get cancelled and returned to the Company and that no additional Post-Merger Repay Units are issued in connection with the post-Closing purchase price adjustment pursuant to the Merger Agreement, and (ii) exclude (a) the Earn-Out Units that may be issued in the future upon achieving certain performance conditions, (b) 8,450,000 shares of Class A common stock underlying the warrants that remain outstanding after the completion of the Business Combination and (c) the shares of Class A common stock reserved for future issuance under the 2019 Incentive Plan. As a result of the Business Combination, based on such assumptions and after giving effect to the terms of such arrangements, (i) pre-Business Combination public shareholders of Thunder Bridge hold approximately 31.0% of the voting power of the Company, (ii) the Sponsor holds approximately 6.8% of such voting power, (iii) pre-Business Combination equityholders of Repay (referred to as Repay Equity Holders) hold approximately 40.0% of such voting power and (iv) the PIPE Investors own approximately 22.3% of such voting power. In addition, non-affiliates of the Company hold approximately 53.9% of the voting power.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning the executive officers and directors, see the disclosure in the Proxy Statement/Prospectus in the sections titled “Directors, Officers, Executive Compensation and Corporate Governance of Thunder Bridge Prior to the Business Combination — Management and Board of Directors of Thunder Bridge,” “Management of Repay,” “Certain Relationships and Related Person Transactions” and “Shareholder Proposal 4: The Director Election Proposal,” which are incorporated herein by reference.

Name	Age	Position
John Morris	50	Chief Executive Officer, Director
Shaler Alias	39	President, Director
Richard E. Thornburgh(3)	67	Director
William Jacobs(2)(3)	77	Director
Paul R. Garcia(1)(2)	67	Director
Robert H. Hartheimer(1)	62	Director
Maryann Goebel(1)	66	Director
Peter J. Kight(3)	63	Director
Jeremy Schein(2)	39	Director
Timothy J. Murphy	37	Chief Financial Officer
Jason Kirk	39	Chief Technology Officer
Susan Perlmutter	55	Chief Resource Officer
Michael F. Jackson	56	Chief Operating Officer

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Effective upon the Closing, each of Gary A. Simanson, William A. Houlihan, John Wu and Mary Anne Gillespie resigned as executive officers of Thunder Bridge. Effective upon the Closing, each of Gary A. Simanson, Stewart J. Paperin, Allerd D. Stikker and Ming Shu, PhD resigned as directors of Thunder Bridge.

2019 Equity Incentive Plan

At the Shareholders Meeting, Thunder Bridge shareholders considered and approved the 2019 Equity Incentive Plan and reserved 7,326,728 shares of common stock for issuance thereunder. The 2019 Equity Incentive Plan was approved by the board of directors on July 11, 2019. The 2019 Equity Incentive Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the 2019 Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The 2019 Equity Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the text of the 2019 Equity Incentive Plan, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

Employment Agreements

As a result of the Business Combination, the Company (through its subsidiaries) is now party to employment agreements with each of the Company’s executive officers: John Morris (Chief Executive Officer), Shaler Alias (President), Tim Murphy (Chief Financial Officer), Jason Kirk (Chief Technology Officer), Susan Perlmutter (Chief Revenue Officer) and Michael Jackson (Chief Operating Officer). Each employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods (unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term) and sets forth the executive officer’s annual base salary and annual cash performance-based bonus with a target of a certain percentage of base salary based on the achievement of certain performance objectives as determined by the Company Board. Each employment agreement also provides for severance benefits upon a termination of employment by the Company without “Cause” or by the executive officer for “Good Reason”, including payment of an amount equal to the sum of base salary and target annual bonus for each fiscal year during the 18 month period following termination, vesting of time-based equity awards that would have vested during such 18 month period if the executive officer had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Each employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

This summary is qualified in its entirety by reference to the text of the employment agreements, which are included as Exhibits 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Restricted Stock

Each of the executive officers was granted restricted stock awards in the Company pursuant to time-based and performance-based restricted stock award agreements. 50% of such awards are subject to time-based vesting and 50% of such awards are subject to performance-based vesting, in each case subject to continued employment on the applicable vesting date. The time-based restricted stock award agreement provides that awards vest 25% on the first anniversary of the grant date and then 2.08 1/3% monthly thereafter such that 100% of the time-based awards are vested by the fourth anniversary of the date of grant. The performance-based restricted stock award agreement provides that 50% of the performance-based awards vest if the Average Share Price (as defined below) is at least $12.50 per share, and the remaining 50% shall vest if the Average Share Price is at least $14.00 per share. For these purposes, the “Average Share Price” means the volume weighted trading price of the Class A common stock over any 20 trading days within any consecutive 30 trading days. Both the time-based and performance-based restricted stock award agreements provide that all restricted shares immediately accelerate upon a change in control, subject to the executive officer’s continued employment on such date.

This summary is qualified in its entirety by reference to the text of the forms of the time-based and performance-based restricted stock award agreements, which are included as Exhibits 10.17 and 10.18, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, Thunder Bridge ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 7.01. Regulation FD Disclosure

On July 11, 2019, Thunder Bridge issued a press release announcing the closing of the Business Combination. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is a successor issuer to Thunder Bridge. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-1, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma financial statements are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

Exhibit No.	Description
2.1†	Amended and Restated Agreement and Plan of Merger, dated effective January 21, 2019, by and among Thunder Bridge, Merger Sub, Repay, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on January 22, 2019).
2.2†	First Amendment to Agreement and Plan of Merger dated February 11, 2019, by and among Thunder Bridge, Merger Sub, Repay, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on February 12, 2019).
2.3†	Second Amendment to Agreement and Plan of Merger dated May 9, 2019, by and among Thunder Bridge, Merger Sub, Repay, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).
2.4†	Third Amendment to Agreement and Plan of Merger dated June 19, 2019, by and among Thunder Bridge, Merger Sub, Repay, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 20, 2019).
3.1*	Certificate of Domestication of the Company.
3.2*	Certificate of Incorporation of the Company.
3.3*	Bylaws of the Company.
4.3	Specimen Warrant certificate of Thunder Bridge (incorporated by reference to Exhibit 4.3 of Thunder Bridge’s Form S-1 (File No. 333-224581), filed with the SEC on June 8, 2018).

Exhibit No.	Description
4.4	Warrant Agreement, dated June 18, 2018, between Thunder Bridge and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).
4.5*	Amendment of Warrant Agreement, dated July 11, 2019, between Thunder Bridge and Continental Stock Transfer & Trust Company.
10.1*†	Exchange Agreement, dated July 11, 2019, by and among the Company, Repay and the other holders of Class A units of Repay.
10.2*	Tax Receivable Agreement, dated July 11, 2019, by and among the Company and the other Repay Unitholders.
10.3*	Corsair Stockholders Agreement, dated July 11, 2019, between the Company and Corsair.
10.4*	Sponsor Stockholders Agreement, dated July 11, 2019, between the Company and the Sponsor.
10.5*	Founder Stockholders Agreement, dated July 11, 2019, between the Company, John A. Morris, Shaler V. Alias, The JAM Family Charitable Trust dated March 1, 2018, JOSEH Holdings, LLC and Alias Holdings, LLC
10.6*	Registration Rights Agreement, dated July 11, 2019, by and among the Company, Repay, and the Repay Unitholders.
10.7*	Amendment to Founders Registration Rights Agreement, dated July 11, 2019, by and among Thunder Bridge, the Sponsor, and Cantor.
10.8*†	Revolving Credit and Term Loan Agreement between TB Acquisition Merger Sub LLC, Hawk Parent Holdings LLC, SunTrust Bank as Administrative Agent and the other parties thereto, dated July 11, 2019.
10.9	Form of Subscription Agreement between Thunder Bridge and the PIPE Investor named therein, dated May 9, 2019 (incorporated by reference to Exhibit 10.4 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).
10.10*+	The 2019 Equity Incentive Plan.
10.11+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and John Morris (incorporated by reference to Exhibit 10.24 of Thunder Bridge’s Form S-4 (File No. 333-229616), filed with the SEC on February 12, 2019).
10.12+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Shaler Alias (incorporated by reference to Exhibit 10.25 of Thunder Bridge’s Form S-4 (File No. 333-229616), filed with the SEC on February 12, 2019).
10.13+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Timothy J. Murphy (incorporated by reference to Exhibit 10.26 of Thunder Bridge’s Form S-4 (File No. 333-229616), filed with the SEC on February 12, 2019).
10.14+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Jason Kirk (incorporated by reference to Exhibit 10.27 of Thunder Bridge’s Form S-4 (File No. 333-229616), filed with the SEC on February 12, 2019).
10.15+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Susan Perlmutter (incorporated by reference to Exhibit 10.28 of Thunder Bridge’s Form S-4 (File No. 333-229616), filed with the SEC on February 12, 2019).
10.16+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Michael F. Jackson (incorporated by reference to Exhibit 10.29 of Thunder Bridge’s Form S-4 (File No. 333-229616), filed with the SEC on February 12, 2019).
10.17*+	Form of Restricted Stock Award Agreement (Time Vested) between the Company and the Grantee named therein.
10.18*+	Form of Restricted Stock Award Agreement (Performance Vested) between the Company and the Grantee named therein.
16.1*	Letter of Warren Averett, LLC to the SEC dated July 17, 2019.
99.1*	Press Release, dated July 11, 2019.
99.2*	Unaudited pro forma financial statements.

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: July 17, 2019	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer